UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 18, 2021
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

California Resources Corporation 2021 Long Term Incentive Plan

On January 18, 2021, the Board of Directors of California Resources Corporation (the “Company”) approved the California Resources Corporation 2021 Long Term Incentive Plan (the “2021 Incentive Plan”), which had previously been authorized by the United States Bankruptcy Court for the Southern District of Texas in connection with the Company’s emergence from Chapter 11 of the Bankruptcy Code. As a result, the 2021 Incentive Plan became effective on January 18, 2021.

The 2021 Incentive Plan provides for potential grants of: (i) stock options (“Options”); (ii) stock appreciation rights (“SARs”); (iii) restricted stock awards; (iv) restricted stock units; (v) vested stock awards; (vi) dividend equivalents; (vii) other stock-based or cash awards; and (viii) substitute awards (referred to collectively as the “Awards”). Employees, officers, non-employee directors and other service providers of the Company and its affiliates are eligible to receive awards under the 2021 Incentive Plan.

The 2021 Incentive Plan provides for the reservation of 9,257,740 shares of common stock of the Company, subject to adjustment as provided in the 2021 Incentive Plan. Shares of stock subject to an Award that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (restricted stock awards are not considered “delivered shares” for this purpose) will again be available for new Awards under the 2021 Incentive Plan. However, (i) shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, (ii) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of the Option or SAR, and (iii) shares repurchased on the open market with the proceeds from the exercise price of an Option, will not, in each case, again be available for new Awards under the 2021 Incentive Plan.

The preceding summary of the 2021 Incentive Plan does not purport to be a complete description of all provisions of the 2021 Incentive Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the 2021 Incentive Plan, which is filed herewith as Exhibit 10.1 and is hereby incorporated into this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	California Resources Corporation 2021 Long Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Senior Vice President

DATED: January 22, 2021